Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-11 21988G 825

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 1, 2001.

INTEREST ACCOUNT
----------------
Balance as of March 28, 2001.....                                        $0.00
        Scheduled Income received on securities...............   $1,602,436.50
        Unscheduled Income received on securities.............           $0.00

                                                                 $1,602,436.50

LESS:
        Distribution to Class A1 Holders...                       -$827,925.53
        Distribution to Class A2 Holders...                             -$0.00
        Distribution to Depositor...............                  -$774,510.98
        Balance as of June 15, 2001...............                       $0.00

PRINCIPAL ACCOUNT
-----------------
Balance as of March 28, 2001.....                                        $0.00
        Scheduled Principal payment received on securities....           $0.00
LESS:
        Distribution to Holders......                                    $0.00
Balance as of July 1, 2001...............                                $0.00



                 UNDERLYING SECURITIES HELD AS OF JUNE 15, 2001

Principal
Amount                    Title of Security
------                    -----------------
$39,060,000     Aon Capital A 8.205% Capital Securities
                due January 1, 2027
                CUSIP: 037388AE5

U.S Bank Trust National Association, as Trustee


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